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                            [NATIONAL PROPANE LETTERHEAD]



                   National Propane Partners, L.P.         WILLIAM R.  HUBER
                   200 1st St. SE                          DIRECTOR OF MARKETING
                   Suite 1700, IES Tower
                   Cedar Rapids, IA  52401
                   Tel 319 365 1550
                   FAX 319 365 5152


CONTACT: William R. Huber
         National Propane Corporation
         319-365-1550

         Ron Rominiecki
         National Propane Corporation
         319-365-1550

                         NATIONAL PROPANE PARTNERS, L.P.
                        ANNOUNCES QUARTERLY DISTRIBUTION


Cedar Rapids, IA, October 22, 1996 - National Propane Corporation, the Managing General Partner of National Propane Partners, L.P. (NYSE:NPL), a partnership headquartered in Cedar Rapids, IA, announced today that it has declared a quarterly distribution of $.525 per unit payable on November 14, 1996 to the holders of record at the close of business on November 1, 1996.

This is the initial distribution paid by the partnership which completed its initial public offering on July 2, 1996.


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